EXECUTION VERSION
ESCROW AGREEMENT
THIS ESCROW AGREEMENT (this “Agreement”), dated as of March 10, 2008, by and among Cogdell Spencer LP (the “Parent”), David P. Pelisek (“Pelisek”), Scott A. Ransom (“Ransom”), David J. Lubar (“Lubar,” and together with Ransom and Pelisek, the “Seller Representative”) and Mellon Investor Services LLC, a New Jersey limited liability company, as the escrow agent (the “Escrow Agent”).
RECITALS:
     WHEREAS, Cogdell Spencer Inc., Parent, Goldenboy Acquisition Corp. (the “Merger Sub”), MEA Holdings, Inc. (the “Holding Company”), Marshall Erdman & Associates, Inc., Marshall Erdman Development, LLC and the Seller Representative entered into that certain Agreement and Plan of Merger dated as of January 23, 2008 and the Amendment to the Agreement and Plan of Merger, dated as of March 10, 2008, by and among Cogdell Spencer, Inc., Parent, Merger Sub, Holding Company, Marshall Erdman & Associates, Inc., Marshall Erdman Development, LLC and the Seller Representative (collectively, the “Merger Agreement”), true and correct copies of which are attached hereto as Exhibit A, pursuant to which the Merger Sub shall merge with and into the Holding Company and the Holding Company will be the surviving corporation (the “Merger”); and
     WHEREAS, in connection with the Merger and in accordance with the Merger Agreement, the parties hereto have entered into this Agreement to provide for the disbursement of certain funds owing under the Merger Agreement.
     NOW, THEREFORE, in consideration of the covenants and agreements contained in the Merger Agreement and herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto promise and agree as follows:
     1. Definitions. (a)  As used in this Agreement, the following terms shall have the following meanings:
     (i) “Escrow Account” shall mean Account No. 1002331 (Sub-Account No. 204200 in connection with the Indemnity Escrow Amount (the “Indemnity Escrow Sub-Account”) and Sub-Account No. 204201 in connection with the Adjustment Amount (the “Adjustment Sub-Account”), established and maintained for the purpose of receiving and holding all Escrow Funds in accordance with this Agreement.
     (ii) “Escrow Deposit” shall mean the aggregate of $19,741,047.14 representing the Indemnity Escrow Amount of $14,567,073.45 and $5,173,973.69, representing the Adjustment Amount each of which shall be delivered by Parent to the Escrow Agent at the Effective Time pursuant to Section 2 of this Agreement.
     (iii) “Escrow Funds” shall mean the Escrow Deposit, as the same may be reduced from time to time in accordance herewith.
     (iv) “Investment Income” shall mean all income which may from time to time be earned from the investment of the Escrow Funds, Investment Income and or any other funds or cash in the Escrow Account.
     (v) “Principals” shall mean Parent and the Seller Representative.

          (b) Each capitalized term that is used but not defined in this Agreement shall have the meaning given it in the Merger Agreement. Notwithstanding the foregoing, or any contrary provisions of this Agreement, it is understood that the Escrow Agent is not a party to the Merger Agreement.
     2. Establishment of Escrow Account. Parent and the Seller Representative hereby appoint the Escrow Agent as the escrow agent under this Agreement, and the Escrow Agent accepts such appointment according to the terms and conditions set forth herein. At the Effective Time, Parent shall deliver the Escrow Deposit to the Escrow Agent by wire transfer. The Escrow Agent shall accept the Escrow Deposit and shall hold, manage, administer, distribute and release the Escrow Funds in accordance with the terms and conditions of this Agreement.
     3. Investments. So long as the Escrow Agent is holding the Escrow Funds or Investment Income in the Escrow Account in accordance with this Agreement, it shall hold the Escrow Funds and Investment Income in United States Dollars and pay interest thereon at the Dreyfus Treasury Cash Management Investor Fund rate. All Investment Income shall be credited to, and become a part of the Investment Income in the Escrow Account, and any losses on any such investments shall be debited to the Escrow Account. The Escrow Agent shall have no duty, responsibility or obligation to invest any funds or cash held in the Escrow Account other than in accordance with this Section 3. The Escrow Agent shall have no liability or responsibility for any investment losses, including, without limitation, any market loss on any investment liquidated (whether at or prior to maturity) in order to make a payment required under this Agreement. The Escrow Agent may, in making or disposing of any investment permitted by this Agreement, deal with itself, in its individual capacity, or any of its affiliates, whether or not it or such affiliate is acting as a subagent of the Escrow Agent or for any third person or dealing as principal for its own account.
     4. Release of Escrow Funds. Except as otherwise provided in this Agreement, no portion of the Escrow Funds or Investment Income shall be released unless and until any of the following conditions shall have occurred:
(a) (i) If any Buyer Indemnified Party delivers a notice to the Seller Representative pursuant to Section 10.3 of the Merger Agreement seeking indemnification from the Sellers under Section 10.1 of the Merger Agreement (a “Claim Notice”), Parent will also deliver to the Seller Representative, with a copy to the Escrow Agent, a certificate substantially in the form of Exhibit B attached hereto (a “Certificate of Claim”).
     (ii) If the Sellers, acting solely through the Seller Representative, dispute the right of the applicable Indemnified Party to the Claimed Loss (as defined in the Certificate of Claim) referred to in a Certificate of Claim, the Seller Representative shall, within 30 days following the Seller Representative’s and Escrow Agent’s receipt of such Certificate of Claim (the “Objection Period”), deliver to Parent, with a copy to the Escrow Agent, a certificate substantially in the form of Exhibit C attached hereto (an “Objection Certificate”) disputing the right of the applicable Indemnified Party to the Claimed Loss referred to in such Certificate of Claim. If the Seller Representative does not deliver an Objection Certificate within the Objection Period, on the next Business Day following the expiration of the Objection Period, the Escrow Agent shall pay the Claimed Loss referred to in such Certificate of Claim to Parent pursuant to the instructions set forth in the Certificate of Claim out of the Escrow Funds then held in the Indemnity Escrow Sub-Account.

     (iii) In the event that an Objection Certificate is delivered to the Escrow Agent in accordance with this Agreement, no Indemnity Escrow Funds out of the Indemnity Escrow Sub-Account shall be released by the Escrow Agent except in accordance with Section 4(a)(iv) or Section 4(c)(iii) of this Agreement.
     (iv) If the Escrow Agent shall have received an Objection Certificate from the Seller Representative within  the Objection Period, the Escrow Agent shall release to Parent, on the next Business Day following the expiration of the Objection Period, Escrow Funds from the Indemnity Escrow Sub-Account in an amount equal to any uncontested portion of the Claimed Loss and shall continue to hold the contested portion of the Claimed Loss in the Indemnity Escrow Sub-Account until receipt of either (A) joint written instructions from Parent and the Seller Representative to the Escrow Agent (a “Joint Instruction”) or (B) a final order, writ, judgment or decree of a court of competent jurisdiction or arbitrator(s), provided the Escrow Agent receives a certified copy of such order, writ, judgment or decree, accompanied with a certificate substantially in the form of Exhibit D attached hereto (a “Final Determination Certificate”) with respect to the amount of the Claimed Loss (if any) owed to any Buyer Indemnified Party. In the event that the Joint Instruction or Final Determination Certificate provides that the amount specified therein should be distributed among the former holders of Merger Shares (including Restricted Merger Shares) and Company Options, the Seller Representative shall, on behalf of the former holders of Merger Shares (including Restricted Merger Shares) and Company Options, deliver instructions to the Escrow Agent which shall set forth the allocated amounts, recipients and delivery instructions (the “Disbursement Instruction”) with respect to the amount to be distributed by the Escrow Agent among the former holders of Merger Shares (including Restricted Merger Shares) and Company Options pursuant to a schedule attached thereto. The Escrow Agent shall act on a Joint Instruction or a Final Determination Certificate, accompanied by a Disbursement Instruction, if applicable, without further inquiry or delay, on the next Business Day after receipt of such Joint Instruction or Final Determination Certificate and Disbursement Instruction, if applicable.
          (b) Within 5 Business Days after the Final Settlement Date, in accordance with Section 2.1(e) of the Merger Agreement, (x) if there is an Excess Payment, Parent and the Seller Representative shall deliver a Joint Instruction to the Escrow Agent directing the Escrow Agent to release all of the Escrow Funds then held in the Adjustment Sub-Account and upon receipt of such Joint Instruction, the Escrow Agent shall release all of the Escrow Funds then held in the Adjustment Sub-Account and deliver such funds (and any proportion of Investment Income attributable thereto) as specified in the Joint Instruction and (y) if there is a Shortfall Reduction, upon receipt of a Joint Instruction, the Escrow Agent shall release Escrow Funds from the Adjustment Sub-Account and deliver (i) to Parent (or its designee(s)), the amount equal to the Shortfall Reduction (including an amount representing interest therein as provided in Section 2.1(e) of the Merger Agreement attributable thereto), and if the amount on deposit in the Adjustment Sub-Account is insufficient to pay the full amount of such Shortfall Reduction, the amount of such shortfall (and any proportion of Investment Income attributable thereto) shall be released from the Indemnity Escrow Sub-Account to the extent of the amount on deposit in the Indemnity Escrow Sub-Account, and (ii) to the former holders of Merger Shares (including Restricted Merger Shares) and Company Options, pursuant to the Disbursement Instruction provided by the Seller Representative, the amount (if any) remaining on deposit in the Adjustment Sub-Account (and any proportion of Investment Income attributable thereto) after the release and delivery of the Shortfall Reduction to Parent (or its designee(s)) in accordance with the Joint Instruction.

(c) (i) Within 5 Business Days after the First Escrow Release Date, (1) Parent and the Seller Representative shall deliver a Joint Instruction to the Escrow Agent directing the Escrow Agent to release from the funds then held in the Indemnity Escrow Sub-Account an amount equal to (x) $6,175,000 minus (y)  the sum of all amounts previously paid to any Buyer Indemnified Party pursuant to Section 4(a) of this Agreement plus the aggregate amount of the Claimed Losses included in all Certificates of Claim submitted before the First Escrow Release Date that have been neither paid nor otherwise resolved and upon receipt of such Joint Instruction, (2) the Seller Representative shall deliver the Disbursement Instruction to the Escrow Agent and (3) the Escrow Agent shall release to the former holders of Merger Shares (including Restricted Merger Shares) and Company Options, in accordance with the Disbursement Instruction to be delivered by the Seller Representative to the Escrow Agent.
     (ii) Within 5 Business Days after the Second Escrow Release Date, (1) Parent and the Seller Representative shall deliver a Joint Instruction to the Escrow Agent directing the Escrow Agent to release from the funds then held in the Indemnity Escrow Sub-Account an amount equal to (x) the remaining balance of such funds minus (y) the aggregate amount of the Claimed Losses included in all Certificates of Claim submitted before the Second Escrow Release Date that have been neither paid nor otherwise resolved and upon receipt of such Joint Instruction, (2) the Seller Representative shall deliver the Disbursement Instruction to the Escrow Agent and (3) the Escrow Agent shall release to the former holders of Merger Shares (including Restricted Merger Shares) and Company Options, in accordance with the Disbursement Instruction to be delivered by the Seller Representative to the Escrow Agent.
     (iii) If any funds remain in the Indemnity Escrow Sub-Account after the release provided for in the preceding clause (ii), within five Business Days after the date on which any claim set forth in all Certificates of Claim submitted before the Second Escrow Release Date has been paid or otherwise resolved, the Escrow Agent shall release to the former holders of Merger Shares (including Restricted Merger Shares) and Company Options, in accordance with the Disbursement Instruction to be delivered by the Seller Representative to the Escrow Agent, an amount equal to the excess (if any) of (x) the balance of the funds remaining in the Indemnity Escrow Sub-Account over (y) the aggregate amount of the Claimed Losses included in all Certificates of Claim submitted before the Second Escrow Release Date that have been neither paid nor otherwise resolved. Prior to each release provided for in this clause (iii), Parent and the Seller Representative shall deliver a Joint Instruction to the Escrow Agent confirming that the release is required pursuant to this clause (iii) and the aggregate amount thereof.
          (d) For purposes of this Section 4, the Seller Representative agrees that the Escrow Agent shall be entitled to rely on the Disbursement Instructions provided by the Seller Representative to the Escrow Agent and the Escrow Agent shall have no duty or obligation to verify or confirm the accuracy, validity or sufficiency of any amounts to be distributed to any former holder of Merger Shares (including Restricted Merger Shares) or Company Options prior to making such payments, nor shall it have any obligation to determine, calculate or confirm the same. The Seller Representative hereby represents and warrants that any Disbursement Instruction will have been duly authorized in writing by all of the former holders of Merger Shares (including Restricted Merger Shares) and Company Options represented thereby that have been adversely affected with respect to any payment that they would be otherwise entitled to.

          (e) At any time a Joint Instruction is delivered to the Escrow Agent specifically directing delivery of all or any portion of the Escrow Funds to Parent (or its designee), such Joint Instruction shall set forth the amounts, recipients and delivery instructions with respect to the Escrow Funds to be distributed upon receipt of which the Escrow Agent shall release from the relevant sub-account of the Escrow Account and deliver to Parent (or its designee), as the case may be, the Escrow Funds in accordance with such Joint Instruction. At any time a Joint Instruction is delivered to the Escrow Agent specifically directing delivery of all or any portion of the Escrow Funds to the former holders of Merger Shares (including Restricted Merger Shares) and Company Options (including by way of distribution through the Exchange Agent) or the Seller Representative (or their respective designees), such Joint Instruction shall be accompanied by a Disbursement Instruction to be delivered by the Seller Representative, which shall set forth the amounts, recipients and delivery instructions with respect to the Escrow Funds to be distributed upon receipt of which the Escrow Agent shall release from the relevant sub-account of the Escrow Account and deliver to the former holders of Merger Shares (including Restricted Merger Shares) and Company Options or Seller Representative (or their respective designees), as the case may be, the Escrow Funds in accordance with such Disbursement Instruction.
          (f) On the Business Day immediately following the date on which there are no longer any Escrow Funds in the Escrow Account, the Escrow Agent shall release from, and deliver the then remaining Investment Income in the Escrow Account, to the former holders of Merger Shares (including Restricted Merger Shares) and Company Options (or their designee(s)) in accordance with a written instruction from the Seller Representative.
     5. Compliance With Court Orders. If any property subject to this Agreement shall be at any time attached, garnished or levied upon under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, writ, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then in any of such events the Escrow Agent is authorized to rely upon and comply with any such order, writ, judgment or decree in any manner it deems appropriate; and if the Escrow Agent complies with any such order, writ, judgment or decree that the Escrow Agent is advised by legal counsel of its own choosing (including internal counsel) is binding, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated. The Escrow Agent shall promptly forward to Parent and the Seller Representative by one of the methods described in Section 11 of this Agreement copies of all legal documents served on or otherwise received by the Escrow Agent relating to any of the proceedings described in this Section 5.
     6. Proof of Conditions for Release. Notwithstanding anything to the contrary contained herein, the Escrow Agent may refuse to release any part of the Escrow Funds or Investment Income under Section 4 of this Agreement unless it has been fully satisfied that each written notice referred to in Section 4 of this Agreement contains the genuine signature of a Principal or the Principals. Nothing herein shall require the Escrow Agent to establish the genuineness of any signature but, instead, the Escrow Agent may rely upon any signature appearing to be that of a Principal as being genuine and/or duly authorized, in the absence of actual knowledge to the contrary. Notwithstanding anything to the contrary in this Agreement, the Escrow Agent shall act upon receipt of the documents in the forms attached hereto as Exhibits B, C and D and shall have no responsibility for verifying any of the contents thereof.

     7. Term. This Agreement shall remain in effect until one of the following conditions occurs:
          (a) the Principals shall have jointly given 10 days advance written notice of the cancellation of the designation of the Escrow Agent to act and serve in such capacity, which notice shall contain specific directions to the Escrow Agent for delivery of the Escrow Funds, and the Escrow Funds shall have been delivered in accordance with such notice and the Investment Income shall have been delivered in accordance with Section 4;
          (b) no Escrow Funds or Investment Income remain in the Escrow Account (provided that the payments (if any) required pursuant to Section 4(f) have been made); or
          (c) a court of competent jurisdiction shall have issued a final order or judgment ordering the termination of this Agreement, and all appeals of such order or judgment shall have been exhausted or all periods in which to take an appeal shall have expired without an appeal being taken.
     8. Succession. (a)  The Escrow Agent (and any successor escrow agent) may at any time resign upon 30 calendar days advance written notice to the Principals. Upon receipt of a notice of resignation, the Principals shall use commercially reasonable efforts to appoint a successor escrow agent within the 30 calendar day period following such notice (the “Escrow Agent Appointment Period”). If the Escrow Agent has not received a notice signed by the Principals appointing a successor escrow agent and setting forth such successor escrow agent’s name and address prior to the expiration of the Escrow Agent Appointment Period, the Escrow Agent shall deposit the Escrow Funds and Investment Income into the registry of an appropriate court and request judicial determination of the rights between the Principals, by interpleader or other appropriate action, and, upon such deposit and request, the resigning Escrow Agent shall have no further rights or obligations pursuant to this Agreement. The Principals hereby jointly and severally agree to indemnify and hold the Escrow Agent harmless from and against any damages or losses in connection with such deposit and request, including, but not limited to attorneys’ fees and court costs at all trial and appellate levels; provided, however, that the Escrow Agent shall not be entitled to be so indemnified to the extent such damages or losses were proximately caused by its own fraud, gross negligence or willful misconduct (each as determined by a final, nonappealable order, judgment, decree or ruling of a court of competent jurisdiction).
          (b) If the Principals appoint a successor escrow agent as contemplated by Section 8(a) prior to the expiration of the Escrow Agent Appointment Period, the resigning Escrow Agent shall deliver, promptly upon receipt of notice of such appointment, the Escrow Funds and Investment Income to the newly appointed escrow agent designated by the Principals (or shall otherwise dispose of the Escrow Funds and Investment Income as instructed by the Principals in writing), and the resigning Escrow Agent shall not otherwise have the right to withhold the Escrow Funds and Investment Income from the newly appointed escrow agent. A successor escrow agent appointed by the Principals as contemplated hereby shall have executed and delivered an instrument accepting such appointment and agreeing to the terms of this Agreement as a condition to such appointment and, upon such appointment, shall, without further acts, be vested with all the estates, properties, rights, powers and duties of the predecessor escrow agent as if originally named Escrow Agent. Upon appointment of the successor escrow agent under this Section 8(b), the resigning Escrow Agent shall have no further rights or obligations pursuant to this Agreement.
     9. Escrow Agent Fees. The Escrow Agent shall be entitled to compensation for services provided during the term of this Agreement in accordance with the fee schedule attached hereto as Schedule A and for reimbursement for all its reasonable out-of-pockets costs and expenses (including, without limitation, reasonable fees and disbursements of counsel) in connection with the preparation, negotiation, amendment, modification, waiver, execution, delivery, performance or enforcement of this Agreement. The cost of the Escrow Agent’s compensation and reimbursement provided for herein shall be the joint and several obligation of each of Parent and the Seller Representative. As between Parent and the Seller Representative, Parent and the Seller Representative agree that such costs shall be divided equally between Parent on the one hand and the Seller Representative on the other hand. The Escrow Agent shall first withdraw from the Escrow Fund any amount payable by the Seller Representative hereunder. The obligations contained in this Section 9 shall survive the termination of this Agreement and the resignation, replacement or removal of the Escrow Agent.
     10. Concerning the Escrow Agent. Notwithstanding any provision contained herein to the contrary, the Escrow Agent including its officers, directors, employees and agents, shall:
          (a) be, and hereby is, jointly and severally indemnified and saved harmless by the Principals from all claims, liabilities, judgments, fines, settlements, expenses, demands, costs, penalties, losses, actions, suits or proceedings at law or equity, or any other expenses, fees or charges of any character or nature, including attorney fees and expenses (collectively, “Losses”), which may be incurred by it, directly or indirectly, as a result of its acceptance of the Escrow Account or arising from or in any way connected to the performance of its duties hereunder, unless such Losses shall have been finally adjudicated to have been caused by the bad faith, gross negligence, willful misconduct or fraud of the Escrow Agent (each as determined by a final, nonappealable order, judgment, decree or ruling of a court of competent jurisdiction), and such indemnification shall survive its resignation or removal, or the termination of this Agreement;
          (b) in the event that (i) any dispute shall arise between the parties with respect to the disposition or disbursement of any of the assets held hereunder or (ii) the Escrow Agent shall be uncertain as to how to proceed in a situation not explicitly addressed by the terms of this Agreement whether because of conflicting demands by the other parties hereto or otherwise, (A) after seeking the advice of legal counsel, be entitled to refrain from taking any action in that instance and its sole obligation, in addition to those of its duties hereunder as to which there is no such uncertainty and which are not impacted by such uncertainty, shall be to keep safely all property, if any, held in the Escrow Account until it shall be directed by a Joint Instruction or by a final, nonappealable order of a court of competent jurisdiction or (B) be permitted to interplead all of the assets held hereunder into a court of competent jurisdiction, and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded assets. The parties hereto other than the Escrow Agent further agree to pursue any redress or recourse in connection with such a dispute, without making the Escrow Agent a party to same;
          (c) have only those duties, responsibilities or obligations as are specifically provided herein, which shall be deemed purely ministerial in nature, and shall under no circumstance be deemed a fiduciary for any of the parties to this Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document between the other parties hereto, in connection herewith, including without limitation the Merger Agreement. This Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred from the terms of this Agreement or any other Agreement. Notwithstanding any other provision in this Agreement (i) the Escrow Agent shall be liable for its willful misconduct or gross negligence (each as determined by a final nonappealable order, judgment, decree or ruling of a court of competent jurisdiction) and (ii) in no event shall the Escrow Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage. Any liability of the Escrow Agent under this Escrow Agreement shall be limited to the amount of fees paid to the Escrow Agent under this Agreement;

          (d) be fully protected in acting upon and shall incur no liability with respect to any action taken, suffered or omitted by it, in reliance upon any notice, direction, instruction, consent, statement or other document (including, but not limited to a settlement agreement) believed by it to be genuine and duly authorized, and shall have no duty to inquire into or investigate the validity, accuracy or content of any thereof;
          (e) have the right, but not the obligation, to consult with counsel of choice and shall not be liable and shall be fully protected in respect of any action taken or omitted to be taken by Escrow Agent either in accordance with the advice of such counsel or in accordance with any opinion of counsel to Seller Representative addressed and delivered to the Escrow Agent;
          (f) have the right to perform any of its duties hereunder through its agents, attorneys, custodians or nominees;
          (g) not be responsible or liable in any manner for the sufficiency, collection, correctness, genuineness or validity of any revenues, cash, payments, securities, property, funds, investments, income, earnings or other amounts deposited with or held by it or for the identity, authority or rights of any person or entity executing and delivering or purporting to execute or deliver any thereof to the Escrow Agent;
          (h) have the right to engage or be interested in any financial or other transaction with the Company or any party hereto or affiliate thereof, and may act as depositary, trustee or agent for, any committee or body of holders of obligations of such party or affiliate, as freely as if it were not the Escrow Agent hereunder;
          (i) not be obligated to expend or risk its own funds or to take any action which it believes would expose it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it;
          (j) not take instructions or directions except those given in accordance with this Escrow Agreement;
          (k) not incur any liability for not performing any act, duty, obligation or responsibility by reason of any occurrence beyond the control of the Escrow Agent (including without limitation any act or provision of any present or future law or regulation or governmental authority, any act of God, war, civil disorder or failure of any means of communication); and
          (l) not be called upon to advise any person or entity as to any investments with respect to any security, property or funds in escrow hereunder or the dividends, distributions, income, interest or earnings thereon.
     11. Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by guaranteed overnight delivery, facsimile transmission (promptly followed by a hard-copy delivered in accordance with this Section 11) or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers (or to such other addresses or facsimile numbers which such Party shall designate in writing to the other Party):
if to Parent to:

Cogdell Spencer LP
4401 Barclay Downs Drive
Suite 380
Charlotte, NC 28209
Attention: Frank Spencer
Facsimile: (704) 940-2957
with a copy to:
Clifford Chance US LLP
31 West 52nd Street
New York, NY 10019
Attention: John A. Healy
Facsimile: (212) 878-8375
if to the Seller Representative to:
David P. Pelisek
c/o Baird Capital Partners Management Company, LLC
777 East Wisconsin Avenue
Milwaukee, WI 53202
Fax No.: (414) 298-7490
and:
David J. Lubar
c/o Lubar & Co.
700 North Water Street
Suite 1200
Milwaukee, WI 53202
Fax No.: (414) 291-9061
and:
Scott A. Ransom
c/o Marshall Erdman & Associates, Inc.
One Erdman Place
Madison, WI 53717-2171
Fax No.: (608) 410-8501
with a copy to:
Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, WI 53202-3590
Attention: John A. Dickens
Fax No.: (414) 273-5198

If to the Escrow Agent to:
Mellon Investor Services LLC
Newport Office Center VII
480 Washington Blvd.
Jersey City, NJ 07310
Attention: Jaddiel Ramos, Relationship Manager
Fax No.: (412) 209-2046
With a copy (which shall not constitute notice) to:
Mellon Investor Services LLC
Newport Office Center VII
480 Washington Blvd.
Jersey City, NJ 07310
Attention: General Counsel
Fax No.: (201) 680-4610
Any party may at any time change the address to which notices may be sent under this Section 12 by the giving of notice of such to the other parties in the manner set forth herein.
     12. Cumulative Rights. No right, power or remedy conferred upon the Escrow Agent by this Agreement is exclusive of any other right, power or remedy, but each and every such right, power or remedy shall be cumulative and concurrent and shall be in addition to any other right, power or remedy the Escrow Agent may have under this Agreement or now or hereafter existing at law, in equity or by statute, and the exercise of one right, power or remedy by the Escrow Agent shall not be construed or considered as a waiver of any other right, power or remedy.
     13. Assignment. Except as provided in Section 8 with regard to the appointment of a successor escrow agent and Section 21, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, Parent may assign its rights under this Agreement without consent to any Affiliate. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. This Agreement does not create, and shall not be construed as creating, any rights in favor of any Person not a party to this Agreement.
     14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     15. Miscellaneous. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and writings (or any part thereof) whether oral or written between any of the parties relating to the subject matter of this Agreement.
     16. Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent and the Seller Representative shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

     17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. Any party may execute this Agreement by facsimile signature and the other party shall be entitled to rely on such facsimile signature as evidence that this Agreement has been duly executed by such party.
     18. Waiver of Jury Trial. To the fullest extent permitted by applicable law, each of Parent and the Seller Representative hereby irrevocably and expressly waives all right to a trial by jury in any action or proceeding (whether based on contract, tort or otherwise) arising out of, or relating to, this Agreement, the transactions contemplated hereby or the negotiation, preparation or enforcement hereof.
     19. Merger/Consolidation. Any entity into which the Escrow Agent may be merged, converted or with which the Escrow Agent may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any entity to which all or substantially all of the shareholder business of the Escrow Agent shall be transferred, shall succeed to all the Escrow Agent’s rights, obligations and immunities hereunder without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
     20. Tax Matters.
          (a) The Escrow Agent shall report to the Internal Revenue Service (the “IRS”), as of each calendar year-end, and to the former holders of Merger Shares (including Restricted Merger Shares) and Company Options all Investment Income. The parties agree to treat the Escrow Funds as owned by the former holders of Merger Shares (including Restricted Merger Shares) and Company Options and not received by any person, in all cases to the extent not paid to any person pursuant to Section 4 hereof.
          (b) The former holders of Merger Shares (including Restricted Merger Shares) and Company Options are required to prepare and file any and all income or other tax returns applicable to the Escrow Account and the Investment Income with the IRS and all required state and local departments of revenue in all years income is earned in any particular tax year to the extent such tax returns are required to be filed under the provisions of the Code.
          (c) All taxes attributable to the Investment Income shall be paid by the former holders of Merger Shares (including Restricted Merger Shares) and Company Options.
          (d) The Escrow Agent shall have no responsibility for the preparation and/or filing of any tax or information return with respect to any transactions, whether or not related to the Agreement that occurs outside the Escrow Account.
     21. No Lien. The Escrow Agent acknowledges and agrees that, except as otherwise provided herein, neither it nor any of its affiliates has a lien on or security interest in any funds, investments, or other financial assets held in or credited to the Escrow Account.
     22. Arm’s Length Negotiations; Drafting. Each Party herein expressly represents and warrants to the other Party hereto that before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; said Party has relied solely and completely upon its own judgment in executing this Agreement; said Party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement, which is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel. This Agreement shall be deemed drafted jointly by the Parties and nothing shall be construed against one Party or another as the drafting Party.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

COGDELL SPENCER, LP, as Parent

By: CS Business Trust I, its General Partner

By: Cogdell Spencer, Inc., its Sole Beneficial Owner

By:

Name: Frank Spencer
Title: President and CEO

MELLON INVESTOR SERVICES LLC, as Escrow Agent

By:

Name:
Title:
[Signature Page to Escrow Agreement]

The individuals listed below, as Seller Representative

David P. Pelisek

David J. Lubar

Scott A. Ransom
[Signature Page to Escrow Agreement]

Schedule A
SCHEDULE OF ESCROW AGENT FEES
Schedule of Fees
As Escrow Agent

Set-up and Acceptance Fee,	$2,500.00
Annual Facility Fee,	$5,000.00
Payable at the start of the Billing Year, includes:
• Designated Administrative Team
• File Application on Multiple Systems
• Daily Balancing/Proofing
• Administrative & Operational Consultative Services
• Interest Compilation & Calculation
• Data Entry & System Updates
• Quality Control
• Standard 1099 Issuance & Tax Reporting, if necessary
• Legal Items & Correspondence
• One Monthly statement

Distribution Fee,
• Via Check, each	$15.00
• Via Wire Transfer, each (for amounts over $100K)	$75.00

Out of Pocket Expenses	Additional
Including Postage, Printing, Stationery, Legal Review of Contract, Overtime, Transportation, Microfilming, etc.
Schedule A-1

Exhibit A
Exhibit A-1

Exhibit B
Certificate of Claim
                                        ,
Mellon Investor Services LLC
Newport Office Center VII
480 Washington Blvd.
Jersey City, NJ 07310
Attention: General Counsel
Ladies/Gentlemen:

Re:	Escrow Agreement, dated as of March , 2008 (the “Escrow Agreement”), by and among Cogdell Spencer LP, David P. Pelisek, Scott A. Ransom, David J. Lubar, as Seller Representative, and Mellon Investor Services LLC, as Escrow Agent
All capitalized terms used but not defined in this Certificate of Claim shall have the meanings given them in the Escrow Agreement.
The undersigned, Cogdell Spencer LP (“Parent”), pursuant to Section 4(a) of the Escrow Agreement, hereby:
(a) certifies that (i) Parent or another Indemnified Party has sent to the Seller Representative a Claim Notice, a copy of which is attached hereto, and (ii) the amount of $[                    ] (the “Claimed Loss”) is payable to the Indemnified Parties pursuant to Section 10.1 of the Merger Agreement by reason of the matter described in such Claim Notice; and
(b) instructs the Escrow Agent to pay the Claimed Loss to Parent out of the Escrow Funds from the Indemnity Escrow Sub-Account by wire transfer of immediately available funds to Parent’s account at [                    ], [                     ], [                     ], [                     ] (Account No.: [                    ]), unless the Escrow Agent receives an Objection Certificate from the Seller Representative within 30 days following the Escrow Agent’s receipt of this Certificate of Claim.
Parent hereby certifies to the Escrow Agent that a copy of this Certificate of Claim has been sent to the Seller Representative in accordance with Section 11 of the Escrow Agreement.

COGDELL SPENCER LP, as Parent

By: CS Business Trust I, its General Partner

By: Cogdell Spencer, Inc., its Sole Beneficial Owner

By:

Name:
Title:

Copy to:	Seller Representative
Seller Representative’s Counsel
Exhibit B-1

Exhibit C
Objection Certificate
_____________, ____
Mellon Investor Services LLC
Newport Office Center VII
480 Washington Blvd.
Jersey City, NJ 07310
Attention: General Counsel
Ladies/Gentlemen:

Re:	Escrow Agreement, dated as of March___, 2008 (the “Escrow Agreement”), by and among Cogdell Spencer LP, David P. Pelisek, Scott A. Ransom, David J. Lubar, as Seller Representative, and Mellon Investor Services LLC, as Escrow Agent
All capitalized terms used but not defined in this Objection Certificate shall have the meanings given them in the Escrow Agreement.
The undersigned, pursuant to Section 4(a)(ii) of the Escrow Agreement, disputes that [                    ] of the Claimed Loss referred to in the Certificate of Claim dated [                    ,                     ] is payable to the Indemnified Parties pursuant to Section 10.1 of the Merger Agreement.
The Seller Representative hereby certifies to the Escrow Agent that a copy of this Objection Certificate has been sent to Parent in accordance with Section 11 of the Escrow Agreement.

The individuals listed below, as Seller Representative

David P. Pelisek

David J. Lubar

Scott A. Ransom

Copy to:	Parent
Parent’s Counsel
Exhibit C-1

Exhibit D
Final Determination Certificate
_____________, ____
Mellon Investor Services LLC
Newport Office Center VII
480 Washington Blvd.
Jersey City, NJ 07310
Attention: General Counsel
Ladies/Gentlemen:

Re:	Escrow Agreement, dated as of March___, 2008 (the “Escrow Agreement”), by and among Cogdell Spencer LP, David P. Pelisek, Scott A. Ransom, David J. Lubar, as Seller Representative, and Mellon Investor Services LLC, as Escrow Agent
All capitalized terms used but not defined in this Final Determination Certificate shall have the meanings given them in the Escrow Agreement.
The undersigned, pursuant to Section 4(a)(iv) of the Escrow Agreement, hereby:
(a) certifies that (i) attached hereto is a final, nonappealable order of a court of competent jurisdiction resolving the dispute between Parent and the Seller Representative as to the matter described in the Claim Notice dated [                    , ___] and the related Objection Certificate dated [                    , ___] and (ii) as provided in such order, [no amount of the Claimed Loss is owed to Parent with respect to the matter described in such notices] [the Claimed Loss to be released out of the Escrow Account from the Indemnity Escrow Sub-Account and delivered to Parent with respect to such Parent’s Notice is $                    ]; and
(b) instructs the Escrow Agent to pay the Claimed Loss to Parent out of the Escrow Funds from the Indemnity Escrow Sub-Account by wire transfer of immediately available funds to Parent’s account at [                    ], [                     ], [                     ], [                     ] (Account No.: [                    ]).

COGDELL SPENCER LP, as Parent

By: CS Business Trust I, its General Partner

By: Cogdell Spencer, Inc., its Sole Beneficial Owner

By:

Name:
Title:
Exhibit D-1

The individuals listed below, as Seller Representative

David P. Pelisek

David J. Lubar

Scott A. Ransom
* Only one principal needs to execute and deliver this Final Determination Certificate.
Exhibit D-2